Exhibit 32.1

Certification of Chief Executive Officer
of Factual Data Corp. Pursuant to 18 U.S.C. § 1350

     I, J.H. Donnan, Chief Executive Officer of Factual Data Corp., certify that:

     In connection with the Quarterly Report on Form 10-Q of Factual Data Corp. (the “Company”) for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J.H. Donnan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2003, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J.H. Donnan Name: J.H. Donnan Title: Chief Executive Officer Date: August 11, 2003